Exhibit 10.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

September 27, 2010

SOCOM LLC
2711 Centerville Rd. Suite 400
Wilmington, DE 19808

Game Trading Technologies, Inc. (formerly known as Gamers Factory, Inc.) (“GTTI”), in seeking to continue its business relationship with SOCOM LLC (“SOCOM”), proposes the following additional business terms as the basis for the supplier / customer relationship between our companies.

This agreement is presented for the purposes of setting forth the additional terms and conditions under which GTTI will supply various “trade-in” video game software to SOCOM and is binding upon the Parties. The following additional terms and conditions shall supplement or, where applicable, amend the terms set forth in that certain letter agreement (the “Original Agreement”), dated April 24, 2009, by and between GTTI and SOCOM.  Except as otherwise provided in this agreement, all of the terms and conditions of the Original Agreement shall remain in full force and effect.

The additional terms and conditions of the Original Agreement are as follows:

General Description:	The following paragraph is hereby added to the Original Agreement as the last paragraph of the section entitled “General Description”:

GTTI has also contracted to receive certain pre-sold/secondhand trade-in console and handheld video game Software (the “Secondhand Software”) from retailers and other sources of product (“Third Parties”). The Secondhand Software will also be shipped to SOCOM by GTTI in accordance with the terms and conditions set forth in this agreement. GTTI represents and warrants to SOCOM that it has title to and ownership of the Secondhand Software free and clear of all other claims, and that it has the legal right to sell and transfer such Secondhand Software to SOCOM in accordance with this agreement.

Business Terms:	The first paragraph of the section entitled “Business Terms” set forth in the Original Agreement is hereby amended in its entirety to read as follows:

The Software and Accessories are comprised of “as-is” recent consumer returns from the Retailers and the Secondhand Software is comprised of “as-is” recent consumer trade-ins from Third Parties. There is no warranty made by GTTI in terms of the working condition or capabilities for repair of the Software, Accessories or Secondhand Software. GTT1 shall provide SOCOM with original raw product manifests for Software, Accessories and Secondhand Software. Upon SOCOM’s written request, Software, Accessories and Secondhand Software set forth on GITI’s original raw product manifests will be shipped to SOCOM. Video game hardware shall also be made available from time to time for SOCOM to acquire based on similar terms; however, this category is optional to SOCOM and can be acquired on an individual manifest basis.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

The following paragraph is hereby added to the Original Agreement as the fourth paragraph of the section entitled “Business Terms”:

While GTTI is not guaranteeing the working condition of any Secondhand Software which may be made available to SOCOM, such Secondhand Software (i) shall not be physically damaged to such an extent that refurbishment is not possible, (ii) shall be provided to SOCOM in a condition representative of normal customer trade-ins (e.g., ordinary wear and tear) and (iii) shall include all original packing materials, manuals and other accessories received from the customers by third parties. In the event that SOCOM determines in its sole discretion that 2% or more of the Secondhand Software purchased by SOCOM is physically damaged to such an extent that refurbishment is not possible, SOCOM shall have the right to reject such Secondhand Software and receive a refund equal to the amount paid for the rejected Secondhand Software. GTTI will provide to SOCOM a weekly manifest of Secondhand Software available for purchase (which manifest shall be entirely separate from those manifests listing Software or Accessories), which will be grouped by platform and title and shall contain such information as SOCOM shall reasonably request. To the extent that SOCOM wishes to purchase any Secondhand Software listed on such manifest, it shall provide written notice to GTTI, and GTTI shall include such selected Secondhand Software in the next weekly shipment of product to SOCOM’s designated facility.

Financial Terms:	The following sentence shall be added to the Original Agreement as the last sentence of the first paragraph of the section entitled “Financial Terms”:

Pricing for Secondhand Software in each shipment shall be [*]% of SOCOM’s “used” retail price (including any promotions or discounts) for the Secondhand Software included in the shipment, subject to SOCOM’s evaluation and acceptance of each manifest and shipment of Secondhand Software. For the avoidance of doubt, pricing for Software, Accessories and Secondhand Software shall be set as of the date of acceptance of such products by SOCOM.

Exclusivity:	The section entitled “Exclusivity” set forth in the Original Agreement is hereby amended in its entirety to read as follows:

During the Term of this agreement and any successor agreement, GTTI shall be required to offer in writing to SOCOM all Software, Accessories and Secondhand Software acquired by GTTI which are of the nature covered by this agreement before offering to sell or transfer such Software, Accessories and/or Secondhand Software to any third party. To the extent SOCOM notifies GTTI in writing that it desires not to purchase all or a portion of a shipment of Software, Accessories and Secondhand Software offered to SOCOM by GTTI, GTTI shall be permitted to offer that portion of such shipment of Software, Accessories and/or Secondhand Software not purchased by SOCOM to third parties.
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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Confidentiality:	The section entitled “Confidentiality” set forth in the Original Agreement is hereby amended in its entirety to read as follows:

Each Party will maintain the confidentiality of the existence of this agreement, the terms and conditions hereof, the transactions engaged hereunder and all information exchanged in connection with this agreement and will not disclose the existence of a business relationship with the other Party. There shall be no public statements or releases regarding this agreement and the transactions proposed herein. Notwithstanding the foregoing, neither party will be prevented from disclosing information to its counsel or accountants, or from disclosing information which belongs to such Party, or is (i) already known by the recipient party without an obligation of confidentiality and other than pursuant to this Agreement; (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party; (iii) rightfully received from a third party with no obligation of confidentiality; (iv) independently developed without use of the other Party’s confidential information; (v) disclosed without similar restrictions to a third party by the Party owning the confidential information; (vi) approved by the other Party for disclosure or (vii) required to be disclosed pursuant to a requirement of a governmental agency or by law. Any required disclosures will be submitted requesting confidentiality treatment with respect to financial terms of this agreement. Each party agrees that in the event of any breach of this agreement by the other party or any of its representatives, the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that non-breaching party, in addition to any other remedy to which it may be entitled in law or equity, shall be entitled to an injunction or injunctions to prevent breaches of this agreement and to compel specific performance of this agreement, without the need for proof of actual damages.

[Signature Page Follows]

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

If the terms and conditions set forth herein are acceptable, please evidence your acceptance by executing this letter agreement where indicated and returning a fully executed counterpart of this letter agreement to GTTI via fax at 443-638-0255.

Sincerely,	ACCEPTED BY:
Game Trading Technologies, Inc.	SOCOM LLC

/s/ Todd Hays	/s/ Jon Haes
Todd Hays	Name: Jon Haes
President & CEO	Title: VP, Pre-owned Merchandising

DATE OF ACCEPTANCE: September 27, 2010

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